EXHIBIT 99.1

OMNICOMM SYSTEMS APPOINTS SIMON KOOYMAN TO BOARD OF DIRECTORS

ANNOUNCES DIRECTOR RESIGNATION

Ft. Lauderdale, Florida – July 24, 2006 - /MarketWire/ - OmniComm Systems, Inc. (OTC Bulletin Board: OMCM), one of the fastest growing companies in the EDC marketplace, today announced the appointment of Simon Kooyman to its Board of Directors. The company also announced the resignation of Charles E. Leonard from its Board of Directors.

Cornelis F. Wit, Chief Executive Officer and President, commented, “Mr. Kooyman’s appointment is another example of OmniComm’s commitment to develop and maintain a distinguished Board of Directors, supporting our strategy of becoming the EDC company of choice to pharmaceutical, biotechnology and medical device companies. Simon’s experience in guiding finance and operations for several public and private companies adds valuable knowledge and perspective to the Board. In addition we believe Simon brings a wealth of strategic experience and will be an excellent resource to the company in corporate governance matters.”

Mr. Kooyman, who will chair the Board’s Audit Committee, has spent more than 25 years in various senior financial, operations and executive management positions. Mr. Kooyman is the CEO of Knowledge Networks, a leading market research provider. Until mid 2005, he was a member of the Board of Directors and Executive Management Team of Ipsos SA, an international survey-based marketing research company, with headquarters in Paris. Mr. Kooyman successfully led both Ipsos in North America as well as its international Advertising Research practice. Before that he was President of VNU’s Entertainment Group and President of Campina Melkunie’s DMV Basic Ingredients Division.

After earning an MBA-degree from the Catholic University of Louvain, Belgium, Mr. Kooyman started his career with Arthur Andersen, specializing in finance and financial systems

The company announced today that Charles E. Leonard has resigned as a member of the Board of Directors. As a result of this resignation, Mr. Leonard also resigned his position from the company’s Audit Committee. The resignation was effective July 21, 2006.

Mr. Leonard joined OmniComm System’s Board of Directors in May 2004. Mr. Leonard has served as a member of the Company’s Audit Committee since July 2004.

“Mr. Leonard was a respected member of our Board and provided critical financial insight into our operations,” said Randall Smith, Chairman and CTO of OmniComm Systems. “On behalf of the entire Board I want to thank Chuck for the valuable service he has provided the last two years.”

About OmniComm Systems, Inc.

OmniComm Systems, Inc. (www.omnicomm.com) is one of the fastest growing companies in the EDC market place targeting its product TrialMaster® to the pharmaceutical, medical device and biotechnology companies as well as CRO’s. OmniComm’s growing base of satisfied customers is a direct result of OmniComm’s employee’s commitment to on-time, quality and within budget performance.

The TrialMaster (www.trialmaster.com) system, the core product of OmniComm, provides trial sponsors with a 21 CRF Part 11 compliant Internet-based data and trial management solution that greatly increases the efficiency, security and integrity of clinical research data and thus significantly reduces the time and expense involved in conducting clinical studies.

Safe Harbor Disclaimer

Statements about OmniComm’s future expectations, including without limitation, future revenues and earnings, plans and objectives for the future operations, future agreements, future economic performance, operations and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. OmniComm intends that such forward-looking statements be subject to the Safe Harbors created thereby. Since these statements involve risks and uncertainties, including but not limited to economic competitive, governmental, contractual and technological factors affecting OmniComm’s operations, markets and profitability, actual results could differ materially and adversely from the expected results.

For more info, please contact Cornelis Wit, President and CEO, OmniComm Systems, Inc., 954-473-1254, cwit@omnicomm.com.